UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2026

SPLASH BEVERAGE GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40471	34-1720075
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1112 N. Flagler Drive Fort Lauderdale, Florida	33304
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 648-7238

(Former name or former address, if changed since last report.): n/a

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SBEV	NYSE American LLC

Item 1.01 Entry into a Material Definitive Agreement.

On July 15, 2026, Splash Beverage Group, Inc. (the “Company”) entered into amendments to certain settlement agreements, which the Company had previously entered into with three separate prior investors of the Company (the “Investors”) in February 2026. Pursuant to the amendments, the Company and each Investor agreed to extend the due date for the remaining settlement payments payable by the Company to provide that 50% of the remaining unpaid settlement payments, or a total of $137,797.54, shall be paid on July 15, 2026 (which the Company paid on that date), and the remaining 50% of the unpaid settlement payments, or a total of $137,797.54, shall be due on July 31, 2026, with interest accruing thereon at a rate of 12% per annum and reasonable attorney’s fees incurred by the Investors. The Company had previously agreed to pay installments to each investor totaling $100,000 by June 30, 2026 and $137,797.54 by July 15, 2026. The settlement agreements relate to amounts invested by the Investors in October 2024 in connection with agreements which the Investors claimed the Company had breached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPLASH BEVERAGE GROUP, INC.

Date: July 21, 2026	By:	/s/ Martin Scott
	Name:	Martin Scott
	Title:	Chief Financial Officer